UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) — May 21, 2008
NUCRYST PHARMACEUTICALS CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada (State or other jurisdiction of incorporation or organization)	000-51686 (Commission File Number)	Not Applicable (I.R.S. Employer Identification No.)
NUCRYST Pharmaceuticals Corp.
50 Audubon Road, Suite B
Wakefield, MA 01880
(Address of principal executive offices)
Registrant’s telephone number, including area code:  (780) 992-5626
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
(Former name or former address, if changed since last report)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e)	On April 30, 2008, NUCRYST Pharmaceuticals Corp. (the “Company”) announced that Dr. Katherine Turner, PhD. stepped down as Vice President, Research and Development of the Company. In connection with Dr. Turner’s departure, Dr. Turner executed a Separation Agreement and General Release (the “Separation Agreement”) on May 21, 2008, which will become effective on May 29, 2008, unless it is revoked by Dr. Turner before that date (the “Effective Date”).

Under the Separation Agreement, and subject to the terms and conditions set forth therein, Dr. Turner will be entitled to the following severance payments and benefits:
1.	payment of salary and unused vacation, less deductions, up to and including April 30, 2008;

2.	payment of the amount of $110,000.00 in a lump sum payment less applicable withholding and deductions within 30 days following the Effective Date;

3.	payment of an additional $10,000.00 less applicable withholding and deductions on June 30, 2008 provided Dr. Turner fulfills her promises and obligations during the Transition Period as set forth in the Separation Agreement;

4.	payment of $6,000.00 in a lump sum to Keystone Associates, a division of Keystone Partners, for the provision of job placement and transition services to Dr. Turner; and

5.	if Dr. Turner elects continuation of health care coverage under COBRA, payment of Dr. Turner’s portion of the COBRA premium shall be paid by the Company until the earlier of (i) July 31, 2008; or (ii) the date on which Dr. Turner obtains coverage herself or through a new employer.
In consideration for the payments and benefits described above, Dr. Turner provided to the Company a general release of claims as contained in the Separation Agreement.

With respect to Dr. Turner’s outstanding equity incentive awards, her rights and obligations with regard to any vested options or vested restricted stock units she may have as of the termination date of her employment will be governed by the terms and conditions set forth in the applicable award agreements under which the equity was previously granted.

The foregoing description of the Separation Agreement is only a summary, is not complete and is qualified in its entirety to the actual agreement, which is attached hereto as Exhibit 10.56 and is incorporated herein by reference.
Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
10.56	Confidential Separation Agreement and General Release between Katherine J. Turner and NUCRYST Pharmaceuticals Corp. and NUCRYST Pharmaceuticals Inc.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCRYST PHARMACEUTICALS CORP.
By:	/s/ Carol L. Amelio
Carol L. Amelio
Vice President, General Counsel and Corporate Secretary

DATE:  May 26, 2008

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Exhibit 10.56
CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE
     This CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE (this “Agreement”) is entered into effective the 30 day of April 2008, by and between Katherine J. Turner (hereinafter “TURNER”), NUCRYST Pharmaceuticals Inc., a Delaware Corporation, and NUCRYST Pharmaceuticals Corp., an Alberta corporation (hereinafter collectively referred to as “NUCRYST”).
     WHEREAS, TURNER has been employed by NUCRYST in the Commonwealth of Massachusetts pursuant to terms of employment set forth in that certain Offer of Employment, made by NUCRYST Pharmaceuticals Inc. dated May 19, 2006 and accepted by TURNER on May 23, 2006, as amended by letter agreement date January 21, 2008, between NUCRYST Pharmaceuticals Inc. and TURNER (the “Employment Agreement”); and
     WHEREAS, TURNER executed an Employee Confidentiality Agreement (the “Confidentiality Agreement”), dated May 23, 2006 made by and between TURNER and NUCRYST Pharmaceuticals Inc.; and
     WHEREAS, the Confidentiality Agreement contains post-employment obligations and restrictions; and
     WHEREAS, NUCRYST and TURNER desire to terminate amicably TURNER’S employment with NUCRYST; and
     WHEREAS, TURNER is entitled to certain amounts and benefits provided in her Employment Agreement upon the termination of her employment in the absence of this Agreement; and
     WHEREAS, in this Agreement, in consideration of the mutual promises contained herein, NUCRYST has offered TURNER certain separation payments and benefits in lieu of, and greater than, the amounts and benefits provided under the Employment Agreement;
     IT IS HEREBY AGREED by and between TURNER and NUCRYST as follows:
     1.     The following provisions describe the termination of TURNER’S employment with NUCRYST and the transition of her duties and responsibilities:
               a.     TURNER acknowledges and agrees that her employment with NUCRYST will be permanently and irrevocably severed, effective April 30, 2008 (“Termination Date”), and that NUCRYST has no obligation, contractual or otherwise, to hire, rehire or re-employ TURNER in the future. TURNER hereby resigns from all the offices and other positions she holds with NUCRYST and any of its affiliates, including without limitation her position as Vice President, Research and Development of NUCRYST, effective the Termination Date. The Termination Date shall be the date of the “qualifying event” under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and, except as detailed in this Agreement, TURNER’S eligibility to participate in NUCRYST’S benefits programs ends on the Termination Date. TURNER will receive wages for all work performed by her from the last pay period prior to April 30, 2008 through the Termination Date, and all unused vacation pay, if any, less any applicable payroll withholdings, in a paycheck to be issued to her on April 30, 2008. TURNER’S rights and obligations with regard to any vested Options and/or vested Restricted Stock Options she may have as of the Termination Date, including her right to exercise any of those vested Options and/or Restricted Stock Options after the Termination Date, shall be governed by the terms and conditions set forth in: the Stock Option Agreement, executed by TURNER on June 13, 2006 (the “2006 Option Agreement”); the Stock Option Agreement, executed by TURNER on May 21, 2007 (the “2007 Option Agreement”); and, the Restricted Stock Unit Award Agreement, executed by TURNER on May 21, 2007 (the “RSU Agreement”).
               b.     TURNER agrees that for the two (2) month period of time commencing on her Termination Date and continuing to and including June 30, 2008 (the “Transition Period”), she will use good faith, reasonable efforts to achieve an orderly transition of her duties, that she will cooperate with NUCRYST’S transition efforts and that she will make herself available as requested by NUCRYST for consultation with NUCRYST regarding matters which arise out of or relate to her duties and responsibilities with NUCRYST (the “Transition Services”). NUCRYST recognizes that TURNER may be unavailable during regular business hours should she gain new employment or have appointments in connection with the pursuit of new employment. For greater certainty, TURNER acknowledges and agrees that she shall continue to be bound by the Confidentiality Agreement in all respects including, without limitation, in respect of all Proprietary Information (as that term is defined in the Confidentiality Agreement) received by or disclosed to TURNER by or on behalf of NUCRYST during the Transition Period and thereafter.
               2.     (a)     TURNER, on behalf of herself, her heirs, executors, administrators and assigns, for and in consideration of the undertakings of NUCRYST set forth herein, and intending to be legally bound, does hereby release and forever discharge NUCRYST and The Westaim Corporation, together with their parent and subsidiaries, affiliates, predecessor and successor corporations and business entities, joint ventures, and partners, past, present and future, and its and their agents, directors, officers, employees, stockholders, investors, insurers and reinsurers, assigns, representatives, and attorneys, past, present and future, and its and their assigns, heirs, executors, and administrators, past, present, and future (collectively, the “Releasees”), jointly and severally, of and from and with respect to any and all legally waivable causes of action, suits, debts, contracts, covenants, agreements, promises, torts, damages, claims, complaints, demands and liabilities, indemnity, costs, interest, loss or injury whatsoever of any name, kind and nature, both in law and in equity whether expressed or implied, suspected or unsuspected, howsoever arising (hereinafter “Claims”), which TURNER, or her heirs, executors, administrators and assigns, may heretofore have had, may now have, ever had, or may in the future have against each or any of the Releasees by reason of any matter, cause or thing whatsoever arising at any time prior to and up to and including the effective date of the signing of this Agreement, including, without limitation, any and all Claims relating to TURNER’S employment with NUCRYST or the termination of that employment, the discipline of TURNER by the Releasees, the compensation for and working conditions of that employment, including, but not limited to, Claims under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, Section 1981 of the Civil Rights Act of 1870, the Americans with Disabilities Act, the Family Medical Leave Act, the Employee Retirement Income Security Act, M.G.L. c. 151B, and any and all other federal, state or local statutory or common law Claims, now or hereafter recognized, including but not limited to, any Claims for economic loss, compensatory damages, punitive damages, liquidated damages, costs, fees, or other expenses including attorney’s fees incurred in these matters, any Claims concerning wages, lost pay, discretionary pay, benefits, bonuses or variable pay under the Releasee’s variable pay program or any gratuitous payments promised by the Releasee. Notwithstanding the foregoing, this release shall not apply to: (i) any vested rights to retirement, pension, 401(k) plan, or like benefits to which TURNER is otherwise entitled as of April 30, 2008; (ii) any rights to indemnification TURNER may have pursuant to the Indemnity Agreement between TURNER and NUCRYST dated June 5, 2006 (the “Indemnity Agreement”) in connection with her employment with NUCRYST on or before the Termination Date; and (iii) any rights as an insured in connection with TURNER’S service as an officer of NUCRYST on or before the Termination Date under the directors and officers insurance policy maintained by NUCRYST prior to the Termination Date.
                        (b)     NUCRYST, on its behalf and that of its directors and officers (solely in their capacity as directors and officers) (collectively, the “NUCRYST Releasors”), jointly and severally, do hereby release and forever discharge TURNER, of and from and with respect to any and all legally waivable causes of action, suits, debts, contracts, covenants, agreements, promises, torts, damages, claims, complaints, demands and liabilities, indemnity, costs, interest, loss or injury whatsoever of any name, kind and nature, both in law and in equity whether expressed or implied, suspected or unsuspected, howsoever arising (hereinafter “Claims”), which the NUCRYST Releasors may heretofor have had, may now have, ever had, or may in the future have against TURNER by reason of any matter, cause or thing whatsoever arising at any time prior to and up to and including the Effective Date of the signing of this Agreement relating to or arising out of TURNER’s employment with NUCRYST and/or affiliation with, or termination and separation from NUCRYST; provided, however, that notwithstanding the foregoing, TURNER shall not be released or discharged or held harmless from any Claims arising out of, in whole or in part, or in any way relating to: (i) any breach by TURNER of the Confidentiality Agreement or this Agreement; (ii) any disputes under the Confidentiality Agreement or this Agreement; (iii) the willful misconduct of TURNER; (iv) TURNER’s failure to act honestly and in good faith with a view to the best interests of NUCRYST; (v) in the case of a criminal or administrative action or proceeding, TURNER’s failure to have reasonable grounds for believing that her conduct was lawful; or (vi) any actions by TURNER that were outside the scope of her employment for NUCRYST. For greater certainty, nothing herein shall be deemed to be a release by the NUCRYST Releasors of any of their respective rights under the Confidentiality Agreement or this Agreement.

     3.     TURNER acknowledges and agrees that in the absence of this Agreement, upon the Termination Date she would be solely entitled to the amounts and benefits provided for under the terms of the Employment Agreement. In lieu of the amounts and benefits provided under the Employment Agreement, and in full consideration of TURNER’S execution of this Agreement, and her agreement to be legally bound by its terms, NUCRYST agrees to make the following payments and fulfill the following promises after receipt by NUCRYST of TURNER’S signature on this Agreement, and after the expiration of the revocation period set forth in paragraph 13(e) when this Agreement becomes final and binding:
               (a)     pay TURNER a lump sum payment of $110,000.00, less applicable tax withholding and deductions within thirty (30) days after the expiration of the revocation period set forth in paragraph 13(e);
               (b)     pay TURNER the lump sum amount of $10,000.00, less applicable tax withholding and deductions, on June 30, 2008 provided that TURNER fulfills her promises and obligations as set forth in paragraph 1(b) herein with regard to the Transition Period, as well her other undertakings in this Agreement, including but not limited to her continuing obligation to abide by the post-employment obligations and restrictions contained in the Confidentiality Agreement; TURNER understands and agrees that she will not be entitled to receive the payment set forth in this paragraph 3(b) if she fails to fulfill her promises and obligations as set forth in paragraph 1(b) herein with regard to the Transition Period, as well her other undertakings in this Agreement, including but not limited to her continuing post-employment obligations and restrictions contained in the Confidentiality Agreement;
               (c)     pay directly to Keystone Associates, a division of Keystone Partners, the lump sum of $6,000.00 for the provision to TURNER of such job placement and transition services as are available from Keystone Associates for that lump sum;
               (d)     allow TURNER to convert to a personal policy any disability or life insurance policies that are so convertible, in accordance with the terms of such policies, provided that TURNER shall be responsible for any premiums and conversion costs that may be due on such policies after the Termination Date; and
               (e)     should TURNER elect to receive continued health insurance and/or dental insurance coverage after her Termination Date pursuant to COBRA, NUCRYST will pay any employee contribution that is required of TURNER for such continued coverage until the earlier of: (i) July 31, 2008; or (ii) the date on which TURNER obtains health insurance and/or dental insurance coverage herself or receives health insurance and/or dental insurance coverage through a new employer, at which time NUCRYST will cease paying TURNER’S contribution.
     4.     TURNER represents that she has returned all property of NUCRYST including, but not limited to, keys, files, records (and copies thereof), computer hardware and software, cellular phones, pagers, which are in her possession or control. TURNER further agrees to leave intact all electronic documents of NUCRYST, including those which she developed or helped to develop during her employment. TURNER represents and agrees that after the Termination Date, she will continue to abide by the post-employment obligations and restrictions set forth in the Confidentiality Agreement, and that her obligations under the Confidentiality Agreement survive the termination of her employment for NUCRYST.
     5.     Except as expressly set forth in paragraphs 1(a) and 3 of this Agreement, TURNER expressly agrees that she has been paid all remuneration owed to her by NUCRYST or Releasees as a result of her employment with NUCRYST, the termination of that employment, the termination of the Employment Agreement, or for any other reason, including but not limited to all accrued salary, wages, perquisites, variable pay, vacation pay, bonus pay, profit-sharing, stock options, restricted stock award units, stock, expenses, termination benefits, special incentive payments, or any other compensation, with the sole exception of any accrued benefits under any qualified retirement plan maintained by NUCRYST in which TURNER has participated, and that NUCRYST and Releasees do not have, and will not have, any obligation to provide TURNER at any time in the future with any other payments, benefits, or consideration.
     6.     Except as expressly set forth herein, the parties hereto acknowledge that the undertakings of each of the parties herein are expressly contingent upon the fulfillment and satisfaction of the obligations of the other party as set forth herein.

     7.     TURNER acknowledges and agrees that this Agreement is not and shall not be construed to be an admission of any violation of any federal, state or local statute, regulation or law, or of any duty owed by Releasees to TURNER, or of any wrongdoing to TURNER by Releasees, and that this Agreement is made voluntarily to provide an amicable conclusion of her employment relationship with NUCRYST.
     8.     TURNER agrees, covenants and promises to keep the terms of this Agreement confidential and not to take any steps to publicize the fact or terms of this Agreement, even if this Agreement is disclosed by NUCRYST as part of its reporting obligations. TURNER represents that she has not communicated or disclosed, and will not hereafter communicate, discuss or disclose, the terms of this Agreement to any persons except, as she may be required by local, state or federal law or regulation or by compulsory process of law, and provided that in case of such requirement she shall notify NUCRYST within forty-eight (48) hours of such requirement in writing, and except for disclosures to members of her immediate family, her attorney, and her accountant or tax advisor, each of whom shall be informed of this confidentiality obligation and shall agree to be bound by its terms.
     9.     Except as may reasonably be required to carry out any Transition Services requested by NUCRYST during the Transition Period, TURNER agrees and covenants that without the written consent of the Chairman of the Board of NUCRYST, or by written invitation by a member of the board of directors, TURNER will not enter upon or otherwise gain access to NUCRYST’s physical properties or databases after the Termination Date. TURNER further covenants that she will not take any other action which has the intent or effect of bringing harm to NUCRYST, its businesses, properties, management, directors or affiliates. Without limiting the foregoing, TURNER agrees not to interfere in any manner with NUCRYST’s relationships with its customers, suppliers, stockholders or employees.
     10.     TURNER agrees and covenants not to disparage or to make any statement reflecting negatively on NUCRYST or any other Releasee, or any product or service offered by NUCRYST or Releasees, publicly or privately. NUCRYST agrees and covenants not to disparage or to make any statement reflecting negatively on TURNER. For purposes of this paragraph 10, NUCRYST shall mean NUCRYST and any person or entity, which is a subsidiary of, controlling or controlled by or under common control with NUCRYST. Nothing in this paragraph shall preclude TURNER or NUCRYST from communicating or testifying truthfully to the extent expressly required or protected by law, as a party in litigation, by the proper inquiry of a state or federal governmental agency, by a subpoena to testify issued by a court of competent jurisdiction, or in any action to enforce the terms of this Agreement. Nothing in this paragraph shall preclude any communications internal to NUCRYST, nor shall this Paragraph preclude NUCRYST or TURNER from communicating in confidence to its or her attorneys, who shall be informed of this confidentiality obligation and shall be bound by its terms. Upon request of TURNER, Thomas E. Gardner, NUCRYST’s Chairman and CEO, agrees to provide positive employment references, in regard to TURNER, to TURNER’s prospective employers and other entities to whom TURNER may provide services.
     11.     This Agreement constitutes the entire agreement between TURNER and NUCRYST with respect to the subject matter hereof and supersedes and replaces any and all prior agreements or understandings, whether written or oral, between the parties, including the Employment Agreement, except that TURNER’S Confidentiality Agreement, 2006 Option Agreement, 2007 Option Agreement, RSU Agreement, and the Indemnity Agreement continue in force and effect and shall survive the termination of the Employment Agreement and the termination of TURNER’S employment according to their respective terms. TURNER acknowledges that none of NUCRYST, the Releasees, nor their respective directors, employees, agents or attorneys, have made any promise, representation or warranty whatsoever, express or implied, written or oral, other than the express written representations herein. This Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement signed by both TURNER and NUCRYST.
     12.     TURNER acknowledges that breach by her of any of the covenants or provisions set forth herein, including a breach of her obligations under the Confidentiality Agreement, would cause NUCRYST severe and irreparable harm. Accordingly, in the event of an actual or threatened breach by TURNER of any of the covenants or provisions set forth herein, in the Confidentiality Agreement, NUCRYST will be entitled to seek an injunction restraining TURNER from violating such covenants or provisions without the posting of a bond. The seeking of any such injunction shall not affect NUCRYST’S right to seek and obtain damages on account of any such actual or threatened breach of the covenants or provisions of this Agreement or the Confidentiality Agreement. TURNER also shall be responsible to pay the costs and expenses to NUCRYST, including attorneys’ fees, arising out of the commission by TURNER of any breach of said covenants.

     13.     TURNER hereby certifies that:
               (a)     she has read the terms of this Agreement, and that she understands its terms and effects, including the fact that she has agreed to release and forever discharge Releasees from any legal action arising out of her employment relationship with NUCRYST, the terms and conditions of that employment relationship, and the termination of that employment relationship;
               (b)     she has signed this Agreement voluntarily and knowingly in exchange for the consideration described herein, which she acknowledges is adequate and satisfactory to her;
               (c)     the payments, benefits, promises and undertakings performed, and to be performed, as set forth in this Agreement exceed and are greater than the payments and benefits, if any, to which she would have been entitled had she not executed this Agreement;
               (d)     she has been informed that she has forty-five (45) days to consider whether or not to sign this Agreement, and has signed on the date indicated below after concluding that this Agreement is satisfactory; if TURNER elects not to take the full forty-five (45) days to consider this Agreement, she acknowledges and agrees that she has done so knowingly, voluntarily, and with full understanding that she is waiving a statutory right to consider this Agreement for forty-five (45) days;
               (e)     she has been informed that she has the right to revoke this Agreement for a period of seven (7) calendar days following her execution of this Agreement by giving written notice to NUCRYST to the attention of Chairman and Chief Executive Officer, NUCRYST Pharmaceuticals Corp., 50 Audubon Road, Suite B, Wakefield, Massachusetts 01880, and that this Agreement shall not be effective, enforceable, final or binding until this seven (7) day period has expired;
               (f)     she understands and agrees that if she revokes this Agreement, pursuant to paragraph 13(e), that NUCRYST shall have no obligation to provide TURNER with any of the payments or benefits provided in paragraph 3 of this Agreement other than the amounts that would be required per the terms of her Employment Agreement, and that no other payments or benefits will be provided in lieu of such; and
               (g)     she has been informed in writing, in a manner understandable to TURNER, of the job titles and ages of all individuals who have also been selected for reduction-in-force, the eligibility factors for the reduction-in-force and any applicable time limits, as well as the job titles and ages of the individuals in the same job classifications or organizational unit who were not eligible or selected for the reduction-in-force; and
               (h)     she has been and is hereby advised by NUCRYST to consult with an attorney prior to signing this Agreement, and she has in fact done so with her counsel of choice.
     14.     TURNER represents and warrants that she has not filed any complaints, claims, charges or lawsuits against any of the Releasees with any governmental agency or any court and that she will not do so any time hereafter. To the extent permitted by applicable law, TURNER further agrees that she will not recommend or suggest to any federal, provincial or local government agency or potential claimants against or employees of Releasee that they initiate any claim or lawsuit against the Releasee and TURNER will not voluntarily aid, assist or cooperate with any claimants against or employees of the Releasee in bringing such claims and lawsuits. If any agency or court assumes jurisdiction of any complaint or charge against Releasees on behalf of TURNER, or any class of which she may be a member, she shall request the agency or court to withdraw from the matter insofar as it affects her. Additionally, she shall not in any way benefit financially from any litigation brought or conducted by such agency or court and shall take all reasonable steps necessary to refusse any compensation in connection with any damages claimed in connection therewith. Nothing in this paragraph shall be construed to prevent TURNER from giving truthful testimony in response to direct questions asked pursuant to a lawful subpoena or other legal process during any future legal proceeding involving Releasees.

     15.     This Agreement shall be governed, interpreted and enforced by and under the laws of the Commonwealth of Massachusetts, without regard to choice of law principles, except where federal law controls. This Agreement shall be enforced by the federal or state courts located in the Commonwealth of Massachusetts. TURNER consents to the personal jurisdiction of such courts, and waives any jurisdiction or venue defenses otherwise available to her.
     16.     Should any term or provision of this Agreement be declared illegal, invalid or unenforceable by any court of competent jurisdiction and if such provision cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. The language of all parts of this Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.
     17.     TURNER recognizes and acknowledges that Releasees may seek the assistance, cooperation or testimony of TURNER in connection with any investigation, litigation, patent application or prosecution, or intellectual property or other proceeding arising out of matters within the knowledge of TURNER and related to her position as an employee of NUCRYST, and in any such instance, TURNER represents and warrants that she shall provide such assistance, cooperation or testimony and Releasee shall pay TURNER’S reasonable costs and expenses in connection therewith.
     18.     TURNER agrees that, for a period of eighteen (18) months after the Termination Date, she shall notify NUCRYST in writing of any change of residence address and of any subsequent employment (stating the name and address of the employer and providing a description of the title and duties of the position) or of any other business activity.
     19.     Any notice required to be given to any party under any provision of this Agreement shall be made in writing, by first class mail, to the following addresses:
To NUCRYST:  to the attention of General Counsel, NUCRYST Pharmaceuticals Corp., 10102 – 114 Street, Fort Saskatchewan, Alberta T8L 3W4.
To TURNER:  to the attention of Katherine J. Turner, 4 Hazelnut Street, MA 01720.
IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed the foregoing Confidential Separation Agreement and General Release to be effective as of the date written above.

NUCRYST PHARMACEUTICALS CORP. and NUCRYST PHARMACEUTICALS INC.
By:	/s/ Thomas E. Gardner
Thomas E. Gardner
Chairman & CEO

Signed by TURNER at 5:00 p.m. on this 21st day of May, 2008 in the presence of:

WITNESS: /s/ Nicholas Dunwoody	/s/ Katherine J. Turner KATHERINE J. TURNER

ATTACHMENT
The following is a listing of the job titles and ages of the individuals who have been selected for reduction-in-force as well as the job titles and ages of the individuals in the same job organizational unit who were not selected for a reduction in force as of April 30, 2008. Due to changing business requirements, business needs require a reduction-in-force in order to reduce expenses. Reductions were determined based on the corporate objectives and associated business requirements, seniority, years of relevant experience and job skills and abilities required to support the achievement of business requirements and corporate objectives.

		No.	No. Not
Job Title	Age	Selected	Selected

Associate Scientist I, Analytical Chemistry	27	0	1
Associate Scientist III, Analytical Chemistry	41	1	0
Director, Analytical Chemistry & Pharmaceutical Services	36	0	1

Director, Microbiology & Immunology	40	1	0

Senior Formulation Scientist, Pharmaceutical Services	71	0	1

Vice President, Research & Development	56	1	0
Executive Assistant, Research & Development	58	0	1

Chairman of the Board, President & CEO	60	0	1

Executive Assistant, Finance	37	1	0

Front Office Administrator, Facilities	40	0	1

Vice President, Corporate Development	51	0	1
Associate Director, Business Development	30	0	1